UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 2, 2025, Hycroft Mining Holding Corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with three accredited investors (the “Buyers”) for the purchase and sale of, subject to customary closing conditions, 14,017,056 units of the Company (the “Units”) at a purchase price of $4.2805 per Unit pursuant to a non-brokered private placement (the “Private Placement”). Each Unit consists of one share of Class A common stock, par value of $0.0001 per share, of the Company (“Common Stock”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”), for an aggregate of 14,017,056 shares of Common Stock and Warrants to purchase an aggregate of 7,008,528 shares of Common Stock. The gross proceeds of the Private Placement are anticipated to be approximately $60,000,000. The Private Placement is subject to the satisfaction of customary closing conditions, with the closing anticipated to occur by September 10, 2025.

Each Warrant is exercisable to purchase one share of Common Stock of the Company at a price of $6.00 per share. The Warrants will have a two-year exercise period, and are subject to mandatory exercise in the event that, during such two-year period, the volume weighted average price of the Common Stock has been at least $8.00 per share, subject to adjustment, for a period of at least 20 trading days within the 30 trading day period ending on the third business day prior to the date on which notice of the redemption is given, as further detailed in the Warrant.

The Company intends to use the proceeds of the Private Placement to fund advancement of its Hycroft Mine and for working capital and general corporate purposes.

The Units (including the shares of Common Stock and Warrants forming a part of the Units) were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Upon the closing, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will agree to file one or more registration statements with the SEC covering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants.

The Purchase Agreements, Warrants, and Registration Rights Agreement contain customary representations, warranties, covenants, indemnification provisions, and remedies for transactions of this type. Either the Company or Buyers may terminate the Purchase Agreements prior to closing under certain conditions, including mutual consent, breach by the other party, failure to satisfy closing conditions, or if the closing has not occurred by September 10, 2025, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreements, Warrants, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Warrant, and the form of Registration Rights Agreement which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. Upon the closing of the Private Placement, the Units (including the shares of Common Stock and Warrants forming part of the Units) will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Item 7.01. Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01, including Exhibit 99.1, furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated September 2, 2025
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel